We hereby consent to the use of our name as auditing firm in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1997 filed by ATI Networks, Inc.
on Form 10-KSB.


     /s/ Schenck and Associates

     Schenck and Associates
     December 31, 1997

     Fond du Lac, Wisconsin